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                                                                    Exhibit 3.80

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                                    ARTICLE I
                      The exact name of the corporation is:

                New England Waste Services of Massachusetts, Inc.

                                   ARTICLE II
     The purpose of the corporation is to engage in the following business activities:

To engage in waste services.

To engage in any lawful act or activity permitted under the Massachusetts General Laws, Chapter 156B.


NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

/s/ [ILLEGIBLE]
-----------------
Examiner


/s/ [ILLEGIBLE]
-----------------
Name Approved


   C  / /
   P  /X/
   M  / /
R.A.  /X/


     7
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P.C.

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                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue

       WITHOUT PAR VALUE                             WITH PAR VALUE
---------------------------------     --------------------------------------------
    TYPE        NUMBER OF SHARES         TYPE        NUMBER OF SHARES    PAR VALUE
------------    ----------------      -----------    ----------------    ---------
Common:         10,000                Common:         0

Preferred:           0                Preferred:      0

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

          N/A


                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          See attached rider.

**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

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                NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
                      ARTICLES OF ORGANIZATION (CONTINUED)
                             ARTICLE VI (CONTINUED)
                                      RIDER

                      PLACE OF MEETINGS OF THE STOCKHOLDERS

     Meetings of the stockholders may be held anywhere in the United States as shall be determined from time to time by the directors or as shall be stated in the notice of the meeting.

                                     BYLAWS

     The directors may make, amend or repeal the bylaws, in whole or in part, except with respect to any provision thereof which by law requires action by the stockholders.

                                   PARTNERSHIP

     The corporation shall have the power to act as a partner in any business enterprise which the corporation would have the power to conduct by itself.

                         INTERESTED PARTY TRANSACTIONS

     The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise with its directors, officers and stockholders and with corporations, joint stock companies, trusts, firms and associations in which they are or may be or become interested as directors, officers, stockholders, members, trustees, beneficiaries or otherwise as freely as though such adverse interest did not exist even though the vote, action or presence of such director, officer or stockholder may be necessary to obligate the corporation upon such contract or transaction; and no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation or to any creditor or stockholder of the corporation for any profit or benefit realized by him through any such contract or transaction by reason of such adverse interest nor by reason of any fiduciary relationship of such director, officer or stockholder to the corporation arising out of such office or stock ownership; provided (in the case of directors and officers but not in the case of any stockholder who is not a director or officer of the corporation) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be known by or disclosed to the directors. Ownership or beneficial interest in a minority of the stock or securities of another corporation, joint stock company, trust, firm or association shall not be deemed to constitute an interest adverse to this corporation in such other corporation, joint stock company, trust, firm or association and need not be disclosed. A general notice that a director or officer of the corporation is interested in any corporation, joint stock company, trust, firm or association shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, joint stock company, trust, firm or association. In any event, the authorizing or ratifying vote of a majority of the capital stock of the corporation outstanding and

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entitled to vote passed at a meeting duly called and held for the purpose shall validate any such contract or transaction as against all stockholders of the corporation, whether of record or not at the time of such vote, and as against all creditors of, and other claimants under, the corporation, and no contract or transaction shall be avoided by reason of any provision of this paragraph which would be valid but for these provisions.

            LIABILITY OF DIRECTORS TO THE CORPORATION OR STOCKHOLDERS

     No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     The corporation shall indemnify, to the full extent permitted by Massachusetts law, each person who is or was a director, officer, employee or other agent of the corporation, each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor and each person who is or was serving at the request of the corporation in any capacity with respect to any employee benefit plan, against all liabilities, costs and expenses, including, without limitation, amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter by reason of his being or having been such a director, officer, employee, agent or trustee, or having served in any capacity with respect to any employee benefit plan, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including, without limitation, counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person

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indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification (i) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (ii) by any disinterested person or persons to whom the question may be referred by vote or a majority of such disinterested directors, voting as a single class, exclusive of any stock owned by any interested persons, or (iii) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee or any such person serving in any capacity with respect to any employee benefit plan or any amounts paid to him on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that this action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee or any such person serving in any capacity with respect to any employee benefit plan may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

     By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization or with respect to any employee benefit plan, in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

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                                   ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.

                                  ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (POST OFFICE BOXES ARE NOT ACCEPTABLE) of the principal office of the corporation IN MASSACHUSETTS is:

     c/o CT Corporation System, 2 Oliver Street, Boston, MA 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME                 RESIDENTIAL ADDRESS                 POST OFFICE ADDRESS
President:       Douglas R. Casella        3 Stonehollow                       Casella Waste Systems, Inc.
                                           Mendon, VT                          25 Greens Hill Lane
                                                                               Rutland, VT 05701

Treasurer:       Jerry S. Cifor            Manchester West Road                Casella Waste Systems, Inc.
                                           Manchester, VT 05254                25 Greens Hill Lane
                                                                               Rutland, VT 05701

Clerk:           John W. Casella           67 Ives Avenue                      Casella Waste Systems, Inc.
                                           Rutland, VT 05701                   25 Greens Hill Lane
                                                                               Rutland, VT 05701

Directors:       John W. Casella               (see above)                         (see above)

                 Douglas R. Casella            (see above)                         (see above)

                 James W. Bohlig           Russellville Road                   Casella Waste Systems, Inc.
                                           Box 1043, Cuttingsville, VT         25 Greens Hill Lane
                                           05738                               Rutland, VT 05701

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: April

d. The name and business address of the resident agent, if any, of the corporation is:

     CT Corporation System, 2 Oliver Street, Boston, MA 02109

                                   ARTICLE IX
By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 9th day of November, 1999.

Matthew Gerritsen   2 Oliver St., Boston, MA 02109       /s/ Matthew Gerritsen
--------------------------------------------------------------------------------
Jean Kerrigan       2 Oliver St., Boston, MA 02109       /s/ Jean Kerrigan
--------------------------------------------------------------------------------
Stephen Rullis      2 Oliver Street, Boston, MA 02109    /s/ Stephen Rullis
--------------------------------------------------------------------------------

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

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                                                                       105046583

679960

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

================================================================================

 SECRETARY OF THE
   COMMONWEALTH

 99 NOV-9 PM 12:21
CORPORATION DIVISION

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 9th day of November 1999.

EFFECTIVE DATE:
               ------------------------------------

                                                      A TRUE COPY ATTEST

                                                  /s/ William Francis Galvin

                                                     WILLIAM FRANCIS GALVIN
                                                 SECRETARY OF THE COMMONWEALTH

                                              DATE 6/6/02  CLERK /s/ [ILLEGIBLE]
                                                   ------            -----------

                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                       PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                                    C.T. Corp
                   ------------------------------------------

                   ------------------------------------------

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                   Telephone:
                             --------------------------------

                                     954019